Back to Form 8-K
Medicare Advantage Attestation of Benefit Plan

WELLCARE OF TEXAS, INC.

H1264

I attest that I have examined the Plan Benefit Packages (PBPs) identified below and that the benefits identified in the PBPs are those that the above-stated organization will make available to eligible beneficiaries in the approved service area during program year 2012. I further attest that we have reviewed the bid pricing tools (BPTs) with the certifying actuary and have determined them to be consistent with the PBPs being attested to here.

I further attest that these benefits will be offered in accordance with all applicable Medicare program authorizing statutes and regulations and program guidance that CMS has issued to date and will issue during the remainder of 2011 and 2012, including but not limited to, the 2012 Call Letter, the 2012 Solicitations for New Contract Applicants, the Medicare Prescription Drug Benefit Manual, the Medicare Managed Care Manual, and the CMS memoranda issued through the Health Plan Management System (HPMS).

Plan ID	Segment ID	Version	Plan Name	Plan Type	Transaction Type	MA Premium	Part D Premium	CMS Approval Date	Effective Date
004	0	7	WellCare Value (HMO -POS)	HMOPOS	Renewal	0.00	0.00	09/02/11	01/01/12
007	0	8	WellCare Access (HMO SNP)	HMO	Renewal	0.00	28.60	09/02/11	01/01/12
008	0	7	WellCare Dividend (HMO)	HMO	Renewal	0.00	0.00	09/02/11	01/01/12
014	0	7	WellCare Dividend (HMO)	HMO	Renewal	0.00	0.00	09/02/11	01/01/12

H1264

THOMAS TRAN	9/1/2011 10:46:31 AM
Contracting Official Name	Date

WELLCARE OF TEXAS, INC.	8735 Henderson Rd Ren 1 Tampa, FL 33634
Organization	Address

H1264